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                                                                      Exhibit 16

                    LETTER ON CHANGE OF CERTIFYING ACCOUNTANT

Securities and Exchange Commission
Washington, D. C.20549

Gentlemen:

     We were previously the independent accountants for Vision Bancshares, Inc., and on March 17, 2000 we reported on the balance sheet of Vision Bancshares, Inc., a development stage company, as of December 31, 1999, and the related statements of loss and accumulated deficit, stockholders' deficit and cash flows for the period from July 16, 1999, date of inception, to December 31, 1999. On August 22, 2000, we were dismissed as independent accountants of Vision Bancshares, Inc. We have read Vision Bancshares, Inc.'s statements included under Item 8 "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure" filed as part of the annual report on Form 10-KSB and we agree with such statements.


                                            /s/MAULDIN & JENKINS, LLC
                                            ------------------------------------

Albany, Georgia
March 27, 2002